[FRIEDMAN BILLINGS RAMSEY LETTERHEAD]

EXHIBIT 23.3

CONSENT OF FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

We hereby consent to the use of our form of opinion letter undated, to the board of directors of Southwest Royalties, Inc., which is included as Appendix E to the proxy statement/prospectus forming a part of this Registration Statement, and to references to our firm and such opinion letter in such proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the “Securities Act”), and we do not thereby admit that we are experts with respect to any part of this Registration Statement under the meaning of the term “expert” as used in the Securities Act.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:	/s/ J. ROCK TONKEL, JR.
Name: J. Rock Tonkel, Jr. Title: Executive Vice President Head of Investment Banking

Arlington, VA
October 15, 2002